Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Medical Nutrition USA, Inc.:

We consent to the incorporation by reference to the Registration Statements on Form S-8 (No. 333-134678) of our report dated May 11, 2007, with respect to the consolidated financial statements of Medical Nutrition USA, Inc. included in the Annual Report on Form 10-KSB for the year ended January 31, 2007.


/s/ Amper, Politziner & Mattia, P.C.


May 15, 2007
Edison, New Jersey